IN THE UNITED STATES DISTRICT COURT
                 FOR THE EASTERN DISTRICT OF VIRGINIA
                          Alexandria Division


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                                  :   Civil Action No. 00-473-A
In re MICROSTRATEGY SECURITIES    :
LITIGATION                        :
                                  :
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                     MEMORANDUM OF UNDERSTANDING
      This Memorandum of Understanding ("MOU") contains the material terms of a proposed partial settlement (the "Settlement") of the above-captioned consolidated action (the "Action") by Lead Plaintiffs Akiko Minami, Atsukuni Minami and Local 144 Pension Fund, on behalf of themselves and the Certified Class and Settlement Subclass (as defined below) and defendants MicroStrategy Incorporated ("MicroStrategy"), Michael J. Saylor, Sanju K. Bansal, Mark S. Lynch, Stephen S. Trundle, Ralph S. Terkowitz and Frank A. Ingari (the "Individual Defendants") (collectively the "Settling Defendants") by and through their respective counsel. Nothing in this MOU shall be deemed to release defendant PricewaterhouseCoopers LLP, including its successors in interest ("PWC" or the "Non-Settling Defendant") from any claims or liability in the Action or to otherwise affect or extinguish any claims against PWC. (The Settling Defendants and PWC are collectively referred to as the "Defendants," and the Lead Plaintiffs and members of the Certified Class and Settlement Subclass are collectively referred to as the "Plaintiffs".)

      1. This MOU is binding upon the parties hereto, subject to the provisions of paragraph 10 hereof. The Settling Defendants and Lead Plaintiffs (collectively, with all other Plaintiffs, the "Settling Parties") will cooperate expeditiously and in good faith to prepare a

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

Stipulation of Settlement and accompanying papers which shall embody the terms set forth herein and such other and consistent terms as are agreed upon by counsel for the Settling Parties.

      2. Pursuant to this MOU, the Settling Parties have agreed to a settlement of claims brought (as defined in more detail below) by members of the Certified Class and Settlement Subclass as defined below:
           (a) The Certified Class shall consist of all persons and entities who, during the period June 11, 1998 through March 20, 2000, inclusive (the "Class Period"), purchased MicroStrategy common stock or call options or sold MicroStrategy put options, and who allegedly were damaged thereby. The definition of the Certified Class is consistent with the Class defined in the Stipulation and Agreement Regarding Class Certification, entered into by the Parties on or about August 10, 2000, and subsequently approved by the Court on August 10, 2000.

           (b) The Settlement Subclass shall consist of all persons and entities who, during the Class Period, purchased MicroStrategy common stock contemporaneously (to be defined in the Stipulation of Settlement) with sales of MicroStrategy common stock by any of the Individual Defendants. The definition of the Settlement Subclass represents a modification of the Subclass defined in the Stipulation and Agreement Regarding Class Certification, entered into by the Parties on or about August 10, 2000, and subsequently approved by the Court on August 10, 2000. The Parties will request the Court to certify the Settlement Subclass, as modified from the

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

                Court's prior Order, solely for the
                purposes of the Settlement contemplated herein.

Excluded from the Certified Class and Settlement Subclass are Defendants, any person, firm, trust, corporation or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, the partners, principals, officers, directors, employees, affiliates, legal representatives, heirs, predecessors, successors and assigns of Defendants, and the immediate family members of any such individual.

      3. In exchange for a release by Plaintiffs in the Action, as described in paragraph 7 below, the Settling Defendants agree to deliver, at the direction of Milberg Weiss Bershad Hynes & Lerach LLP and Wolf Haldenstein Adler Freeman & Herz LLP ("Plaintiffs' Co-Lead Counsel"), the consideration in the form described in Exhibit A hereto, which is incorporated by reference in this MOU. The consideration set forth in Exhibit A will have an estimated fair market value, as of the date of the Settlement Hearing (as described in paragraph 17), of one hundred thirty seven million five hundred thousand dollars ($137,500,000) (the "Settlement Consideration").

      4. As soon as practicable after the Effective Date (as defined below), the Settling Defendants shall deliver the Settlement Consideration as directed by Plaintiffs' Co-Lead Counsel. The Effective Date shall be the date by which all of the following have occurred: (1) the Settlement has been approved in all material respects by the Court; (2) an Order and Final Judgment, reflecting the terms of this MOU, has been entered by the Court and not vacated or modified in any way that affects any party's rights or obligations hereunder, upon appeal or otherwise; and (3) either (i) the time to appeal or otherwise seek review of the Order and Final Judgment has expired without any appeal having been taken or review sought, or
(ii) if an appeal

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

is taken or review sought, the expiration of five days after an appeal or review shall have been finally determined by the highest court before which appeal or review is sought which upholds the terms of the Stipulation and/or an Order and Final Judgment and is not subject to further judicial review.

      5. MicroStrategy shall pay in cash the costs of notice and administration of the Settlement up to a maximum of seven hundred and fifty thousand dollars ($750,000) as and when incurred (not including any attorneys' fees or expenses, which fees and expenses shall be payable from the Notes, Class A Shares and Warrants, as may be approved by the Court). If the costs of notice and administration of the Settlement exceed seven hundred and fifty thousand dollars ($750,000) (such excess over seven hundred and fifty thousand dollars ($750,000) to be referred to as the "Excess Amount"), MicroStrategy shall pay such costs as and when incurred and shall be entitled to a credit equal to the Excess Amount against the installment of interest on the Notes next due, to be applied against the Notes then outstanding on a pro rata basis. If the Excess Amount exceeds the amount of interest next due, MicroStrategy may at its option either reduce the principal of the balance of the Notes then outstanding on a pro rata basis by the balance of the Excess Amount not previously applied or apply such amount against subsequent installments of interest. MicroStrategy shall not be entitled to any refund or reimbursement of the costs of notice and administration in the event that the Settlement is not approved, terminated or does not become final and effective for any reason. The notice and administration shall be performed by a Claims Administrator. The Claims Administrator shall be selected by Plaintiffs' Co-Lead Counsel. The Claims Administrator's performance shall be under the sole supervision of Plaintiffs' Co-Lead Counsel. MicroStrategy shall (i) provide information from MicroStrategy's transfer records concerning the identity of members of the Certified Class and Settlement

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

Subclass and their transactions, and (ii) issue the Notes, Class A common stock, and Warrants, as directed by Plaintiffs' Co-Lead
Counsel, and, if applicable, cash or other consideration as provided in Exhibit A hereto.

      6. As soon as practicable after the Effective Date, the Settlement Consideration (after deduction of plaintiffs' attorneys' fees and litigation expenses as approved by the Court and any taxes and related expenses) will be distributed to the Certified Class and Settlement Subclass pursuant to a plan of distribution and allocation to be set forth in the Stipulation of Settlement, subject to Court approval at the Settlement Hearing.

      7. In exchange for settlement of this Action against the Settling Defendants, and conditioned upon the Settlement becoming effective, the settlement documents, including, without limitation, the Order and Final Judgment, shall provide for a release by Plaintiffs (excluding any persons or entities who timely and properly exclude themselves from the Certified Class and Settlement Subclass) in the form described in Exhibit B hereto, which is incorporated by reference in this MOU. The Order and final Judgment shall also
provide a contribution bar order as provided in Exhibit B.   In
exchange for settlement of this Action against the Settling Defendants, and conditioned upon the Settlement becoming effective, the settlement documents, including without limitation, the Order and Final Judgment, shall provide for a release by the Settling Defendants of Plaintiffs and Plaintiffs' Counsel in the form as also described in Exhibit B hereto. If, prior to the execution of the Stipulation of Settlement, any party to this MOU wishes to propose any modification to the terms of, the parties to, or the form of the releases attached as Exhibit B, the parties agree to negotiate in good faith to attempt to resolve that issue. In the absence of a mutually agreeable modification of the release, the Settling Parties agree to the forms of releases in Exhibit B.

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

      8. As part of the Settlement, all claims against the Settling Defendants by Plaintiffs (excluding any persons or entities who timely and properly exclude themselves from the Certified Class and Settlement Subclass) will be dismissed with prejudice in the Action pursuant to an appropriate order under Fed. R. Civ. P. Rule 54(b) and Plaintiffs (excluding any persons or entities who timely and properly exclude themselves from the Certified Class and Settlement Subclass) shall be deemed to have released such claims and will be enjoined from any further prosecution thereof.

      9. As part of the Settlement, the Settling Defendants shall provide mutually agreeable confirmatory discovery as set forth, inter alia, in a separate letter agreement. As part of the Settlement, the Settling Parties shall also execute a separate letter agreement providing that MicroStrategy may, at its sole option, terminate the Settlement if securities (common stock, calls and puts) representing losses of more than an agreed dollar amount opt out of the Certified Class and/or Settlement Subclass.

      10. The following are express conditions precedent to the effectiveness of the Settlement: (i) completion of Plaintiffs' confirmatory discovery; (ii) negotiation and execution of the Stipulation of Settlement and accompanying documents; (iii) certification of the Settlement Subclass as defined herein, to which the parties hereby stipulate, subject to Court approval; (iv) approval of the Settlement and entry of an Order and Final Judgment substantially in the form as will be annexed to the Stipulation of Settlement; (v) the Settlement becomes final because of the exhaustion of any and all appeals or the time to appeal from final District Court approval; and (vi) the securities constituting the Settlement Consideration are validly issued pursuant to Section 3(a)(10) or, in lieu thereof, there shall be filed an effective registration statement covering the

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

securities (subject to the provisions of section 4 of Exhibit A), or a no-action letter will be obtained from the Securities and Exchange Commission covering such issuance.

      11. Except as expressly provided in paragraph 5, above, with respect to the payment of the costs of notice and administration and the continuing obligations contained in this paragraph, if the Settlement is terminated or is not approved by the Court, or for any reason the Effective Date does not occur: (i) the Settlement shall be without prejudice, and none of its terms (including the forms of releases provided in paragraph 7) shall be effective or enforceable;
(ii) the Settling Parties shall revert to their litigation positions immediately prior to the execution of this MOU; and (iii) the fact and terms of this Settlement shall not be used for any purpose in connection with the trial or prosecution of this Action or for any purpose in any other action or proceeding not directly related to the Settlement.

      12. Plaintiffs' Co-Lead Counsel shall make an application for an award of attorneys' fees and reimbursement of litigation expenses, plus accruing interest thereon, to be paid solely from the Settlement Consideration.

      13. The Settling Defendants shall take no position on and shall neither interfere with nor delay the efforts by Plaintiffs to pursue any claims they may have against any actual or potential party to this action or any other person or entity. Nor shall the Settling Defendants materially aid or assist any actual or potential party to this action or any other person or entity in their or its defense of this Action. Notwithstanding anything to the contrary in this MOU or accompanying exhibits, nothing herein shall prevent the Settling Defendants from defending the rights or protecting the interests of any Released Party (as defined in Exhibit B hereto). If the Settlement is approved and becomes final, the Settling Defendants, shall, at the request of Plaintiffs' Co-Lead Counsel, be subject to formal discovery and trial testimony in connection

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

with any remaining claims asserted in this Action as if they were parties to the continuing action, such that non-party discovery procedures against them will not be necessary. If requested by Plaintiffs' Co-Lead Counsel, the Settling Defendants shall further direct their employees to provide discovery and trial testimony in this Action as if the employees were parties to the continuing action. Settling Defendants shall assist Plaintiffs' Co-Lead Counsel in locating former employees and securing their testimony. Settling Defendants shall not interpose the terms of any confidentiality agreements with such former employees which might interfere with the former employees' candid discussions with Plaintiffs' Co-Lead Counsel or their testimony. Settling Defendants shall relieve former employees from the obligations of any confidentiality agreements insofar as they would interfere with or obstruct those employees' discussions with Plaintiffs' Co-Lead Counsel or their testimony. Any information provided pursuant to this paragraph shall be subject to a mutually agreeable confidentiality agreement or, in the absence of such an agreement, an order of the Court.

      14. Nothing contained in this MOU, the Stipulation of Settlement, or other agreements executed in connection with the Settlement shall be construed as an admission (i) by any Settling Defendant of any alleged liability, fault or wrongdoing whatsoever of the Settling Defendants or any of them, or (ii) by any member of the Certified Class or Settlement Subclass that their claims are without merit or lack validity.

      15. Subject to MicroStrategy's obligations under the securities laws, the Settling Parties agree to consult with each other prior to issuing any public announcement or similar public statement concerning the Settlement until the earlier of the filing of the Form 10-K or Form 10-Q following the Effective Date of the Settlement.

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

      16. This MOU may be executed in counterparts, including by signature transmitted by facsimile. Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. The terms of this MOU and Settlement shall inure to and be binding upon the Settling
Parties, their insurer(s) and their successors in interest.

      17. The Settlement shall be presented to the Court for a settlement hearing (the "Settlement Hearing") as soon as practicable.

      18. Each of the signatories hereto hereby represents and confirms that he/she has the necessary authority to execute this MOU on behalf of each and every one of his/her respective clients and will use his, her or its best efforts to take such other steps as are necessary to implement the proposed Settlement.

Dated: October 23, 2000

                                    MILBERG WEISS BERSHAD HYNES &
                                    LERACH LLP



                                    By  /s/ Melvyn I. Weiss
                                    -----------------------
                                          Melvyn I. Weiss
                                          Steven G. Schulman
                                    One Pennsylvania Plaza
                                    New York, NY 10119
                                    Tel:  (212) 594-5300

                                    WOLF HALDENSTEIN ADLER
                                    FREEMAN & HERZ LLP




                                    By /s/ Daniel Krasner
                                    ---------------------

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

                                          Daniel Krasner
                                          Fred Taylor Isquith
                                    270 Madison Avenue
                                    New York, NY 10016
                                    Tel:  (212) 545-4600

                                    Co-Lead Counsel for Plaintiffs

                                    WILLLAMS & CONNOLLY LLP




                                    By  /s/ John K. Villa
                                    ---------------------
                                          Brendan V. Sullivan, Jr.
                                          John K. Villa
                                          Steven M. Farina
                                          725 12th Street, N.W.
                                          Washington, D.C. 20005
                                          Tel: (202) 434-5000

                                    Counsel for Defendants
                                    MicroStrategy Incorporated,
                                    Michael J. Saylor, Sanju K. Bansal, Mark
                                    S. Lynch, Stephen S. Trundle, Ralph S.
                                    Terkowitz and Frank A. Ingari

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

                               Exhibit A


Settlement Amount
and Payment Method:  1.   Notes:   From  the  date  of   issuance   (as
                     defined in section 5 below)  five-year,  unsecured
                     promissory  Notes (face amounts in $100 multiples)
                     issued  by   MicroStrategy   having  an  aggregate
                     principal  amount of eighty  million  five hundred
                     thousand  dollars  ($80,500,000)  bearing interest
                     from the date of  commencement  of the  Settlement
                     Hearing  at a rate of seven and  one-half  percent
                     (7.5%) per  annum,  payable  solely in cash,  with
                     interest   originally   accruing  and  compounding
                     annually  until six (6)  months  after the date of
                     issuance   of  the   first   Notes  to  be  issued
                     hereunder  and  to  be  paid  on  that  date  and,
                     thereafter,  accruing  semi-annually  and  payable
                     semi-annually  in  arrears.  The  Notes  shall  be
                     issued   pursuant  to  Section   3(a)(10)  of  the
                     Securities    Act   and   shall   not   constitute
                     "restricted  securities."  In the  event  that the
                     Notes   cannot  be  issued   pursuant  to  Section
                     3(a)(10),  MicroStrategy  shall take such steps as
                     are  necessary  to permit  such  issuance,  or, in
                     lieu thereof,  shall file a registration statement
                     covering  the  issuance of the Notes or seek a "no
                     action"  letter from the  Securities  and Exchange
                     Commission  covering such issuance.  The Notes may
                     be  prepaid  at any time,  upon  thirty  (30) days
                     prior  written  notice,  in  whole or in part on a
                     pro rata basis,  without  premium or penalty,  and
                     may be  mandatorily  converted  at the  option  of
                     MicroStrategy  at any time,  upon thirty (30) days
                     prior  written  notice,  in  whole or in part on a
                     pro rata basis,  without premium or penalty except
                     as described herein,  into  MicroStrategy  Class A
                     common  stock.  The  combination  of  prepayments,
                     mandatory  conversions  and  purchases in the open
                     market  by  MicroStrategy  shall  not  reduce  the
                     total  original  issue by more than forty  percent
                     (40%)  unless the entire  issue  shall be prepaid,
                     converted  and/or   purchased
                     by    MicroStrategy.    MicroStrategy  shall   not
                     mandatorily  convert the Notes while a petition in
                     bankruptcy  relating to MicroStrategy  is  pending
                     and not  discharged  or stayed.  If notice  of   a
                     mandatory  conversion  is given  during the thirty
                     (30) day period  prior to the  filing  date  of  a
                     petition  in bankruptcy relating to MicroStrategy,
                     then the conversion will take place  five (5) days
                     after the   petition  is  discharged  or stayed or
                     thirty (30) days after the  notice,  whichever  is
                     later.
                     If the Notes are converted  into  shares  of Class
                     A common stock, they shall be converted into  such
                     number of shares as would be determined by dividing
                     the principal and accrued but  unpaid  interest on
                     the Notes to be converted by an  amount  equal  to
                     eighty  percent  (80%)  of  the  dollar   weighted
                     average  trading price per share for all round lot
                     transactions  in the stock on the Nasdaq  National
                     Market for the ten (10)  trading  days  ending two
                     (2)  days  prior  to  the  date  of  the   written
                     notice.   MicroStrategy   shall  not   mandatorily
                     convert  the  Notes  if,  during  the ten (10) day
                     period used for calculating the conversion  price,
                     MicroStrategy,  any  member  of the  MicroStrategy
                     Board of  Directors or any  MicroStrategy  officer
                     subject to the  requirements  of Section 16 of the
                     Securities   and   Exchange   Act  of   1934   has
                     purchased   shares   of  Class  A   common   stock
                     (excluding  any  issuance  of stock to any officer
                     or  director  of  MicroStrategy  pursuant  to  any
                     MicroStrategy   stock   option,   employee   stock
                     purchase or similar  plan or rights plan in effect
                     on the date of the  commencement of the Settlement
                     Hearing    or     subsequently     approved     by
                     MicroStrategy's   Board  of   Directors,   or  any
                     exercises  of options or rights  issued under such
                     plans).  The  Notes  will be  subordinated  to all
                     present  and future (a) secured  indebtedness  and
                     (b)    unsecured    institutional     indebtedness
                     evidenced  by  promissory  notes.  The Notes  will
                     rank pari passu with all other  indebtedness.  The
                     Notes  will  contain  only  covenants  for  timely
                     payment  of   principal   and   interest  and  for
                     maintenance    of

                     MicroStrategy's corporate existence. The Notes will be tenderable in lieu of cash on the exercise of the Warrants provided herein, at a value equal to 133% of the sum of par value plus interest accrued to the date of the tender but unpaid. The Notes will be issued pursuant to an indenture
                     with  the  indenture   trustee  being  a  financial
                     institution mutually satisfactory to MicroStrategy and Plaintiffs' Co-Lead Counsel. Events of default
                     under  the  indenture  will   be  a  failure to pay
                     principal or interest when  due  and  filing   of a
                     bankruptcy petition relating to MicroStrategy that remains undischarged or unstayed for a period of
                     sixty (60) days. The  Notes  shall   also   contain
                     provisions concerning any change of control or sale of all or substantially all MicroStrategy assets such that any buyer must assume the Notes and the stock provisions to be translated into the acquirer's stock.
                     In the event any Plaintiff would be entitled to a fractional share of a $100 Note (after adding any increase to the principal amount in lieu of
                     any fractional Class A share  and/or   Warrant  as
                     provided below)  MicroStrategy  shall be entitled,
                     in  lieu  thereof,   at  MicroStrategy's   option,
                     either to pay cash or to issue additional shares of Class A common stock valued at the dollar weighted average trading price per share for all round lot transactions in the stock on the Nasdaq National Market for the twenty (20) trading days ending two (2) days prior to the date on which the shares are distributed to the Plaintiff.
      2.   Common Stock:  Five hundred fifty thousand  (550,000) shares of MicroStrategy Class A common stock to be contributed by MicroStrategy and, directly or indirectly through MicroStrategy, Michael Saylor,
                     Sanju  Bansal  and  Mark  Lynch.   The  respective
                     contributions of Messrs. Saylor, Bansal and Lynch shall be limited to those set out in a letter to
                     be  delivered  to  Plaintiffs'   Co-Lead   Counsel
                     concurrently  with the  execution  of the MOU. The
                     contribution   obligations   of  Messrs.   Saylor,
                     Bansal and Lynch set forth in the letter shall be several, and not joint and several, obligations and shall have a total value of ten million dollars ($10,000,000)
                     with   the  total  number   of   shares   to    be
                     contributed to be determined by dividing  that ten
                     million  dollars  ($10,000,000)  by   the  Trading
                     Price  (defined  below).  All the shares shall  be
                     issued   pursuant  to  Section  3(a)(10)  of   the
                     Securities   Act    and   shall   not   constitute
                     "restricted  securities." In the event   that  the
                     shares  cannot  be  issued  pursuant   to  Section
                     3(a)(10), MicroStrategy shall take such steps as are necessary to permit such issuance, or, in lieu thereof, shall file a registration statement covering the issuance of the shares or seek a "no
                     action"  letter from the Securities and   Exchange
                     Commission covering such issuance. The shares will be valued at the dollar weighted average trading price per share for all round lot transactions in the stock on the Nasdaq National Market for the twenty (20) trading days ending two (2) days
                     prior to the  date  that  the Settlement   Hearing
                     commences (the "Trading Price"). If the Trading Price is less than thirty dollars ($30) per share,
                     then MicroStrategy will issue   such   number   of
                     additional Class A common shares which, when multiplied by the Trading Price, will yield a product equal to the amount by which sixteen
                     million    five    hundred     thousand    dollars
                     ($16,500,000)  exceeds the product of five hundred
                     fifty   thousand   (550,000)   multiplied  by  the
                     Trading  Price.   MicroStrategy  shall  issue  and
                     deliver such shares as instructed by Plaintiffs' Co-Lead Counsel, in whole or in part and from time to time as instructed by Plaintiffs' Co-Lead
                     Counsel  at  MicroStrategy's   sole  expense.   To
                     protect against dilution, the number of shares to be issued will be increased based on a dollar weighted average anti-dilution formula in the event that MicroStrategy issues or sells any equity securities or equity linked securities to any person, for a price per Class A common share less than the lesser of thirty dollars ($30) per share or the Trading Price, provided, however,
                     that   there   shall   be   excluded   from   such
                     anti-
                     dilution protection (a) any issuance of options or
                     stock  to  any   employee,   officer, director  or
                     consultant  of  MicroStrategy   or   any   of  its
                     subsidiaries pursuant to any MicroStrategy stock option, employee stock purchase or similar plan or
                     rights  plan in  effect  on  the   date   of   the
                     commencement   of  the   Settlement   Hearing   or
                     subsequently approved by the MicroStrategy Board of Directors, or any exercises of options or rights issued under such plans, (b) shares of stock issuable upon conversion of any shares of Series A Preferred Stock outstanding on the date of commencement of the Settlement Hearing or any issuance of common stock in lieu of dividends thereon, (c) shares of stock issuable upon the conversion of shares of Class B common stock outstanding as of the date of the commencement of
                     the  Settlement  Hearing,   (d)  shares  of  stock
                     issuable  upon the exercise of any warrants  which
                     are   outstanding   as  of   the   date   of   the
                     commencement  of the Settlement  Hearing,  (e) any
                     shares    of   equity    securities    issued   as
                     consideration in a merger, combination or other acquisition of any business or the assets of
                     such  a   business,   (f)  any  shares  of  equity
                     securities issued in connection with any vendor, lease or similar commercial arrangement, (g) any shares of equity securities issued in connection with any strategic alliance to the extent that such shares constitute less than 5% (unless a greater percentage is approved by Plaintiffs'
                     Co-Lead   Counsel)   of  the   common   stock   of
                     MicroStrategy (including both Class A and Class B shares) issued and outstanding prior to such
                     issuance.   The  anti-dilution   protection  shall
                     apply  only  during the  period  beginning  on the
                     date  of  the   commencement   of  the  Settlement
                     Hearing and ending sixty (60) days from the date on which the District Court enters an order approving the settlement described herein.
                     In the event any Plaintiff would be entitled to a
                     fractional   share  of   Class  A  common   stock,
                     MicroStrategy  shall  be  entitled  to pay cash
                     in lieu of the fractional share at the lesser of thirty dollars ($30) per share or the Trading Price or, in lieu thereof, at MicroStrategy's option, to increase the principal amount of the Notes distributable to the shareholder entitled to the shares by the same amount.
      3.   Warrants:  Warrants issued by  MicroStrategy to purchase one million nine hundred thousand (1,900,000) shares of MicroStrategy Class A common stock at an exercise price of fifty dollars ($50) per share. The Warrants shall expire five years from the date of issuance (as defined in section 5 below). The Warrants shall be immediately exercisable,
                     immediately   separable   from  the   Notes,   and
                     non-redeemable.   The  Warrants  shall  be  issued
                     pursuant  to Section  3(a)(10)  of the  Securities
                     Act   and   shall   not   constitute   "restricted
                     securities."   In  the  event  that  the  Warrants
                     cannot be issued  pursuant  to  Section  3(a)(10),
                     MicroStrategy   shall   take  such  steps  as  are
                     necessary  to permit  such  issuance,  or, in lieu
                     thereof,   shall  file  a  registration  statement
                     covering  the  issuance of the  Warrants or seek a
                     "no  action"   letter  from  the   Securities  and
                     Exchange Commission covering such issuance. The Warrants shall be exercisable for cash, or in lieu thereof, at the option of the holder, in
                     Notes  provided   herein  valued  at  one  hundred
                     thirty three percent (133%) of the sum of par value plus interest accrued to the date of the tender but unpaid.
                     The number and kind of securities purchasable upon the exercise of each Warrant and the exercise price will be subject to adjustment in the event of a stock split or stock dividends on the Class A common stock, reorganizations, recapitalizations
                     and    reclassifications,     and    extraordinary
                     distributions  of other property to holders of the
                     Class  A   common   stock.   Notwithstanding   the
                     foregoing, there shall be no adjustment with respect to any securities issued by MicroStrategy
                     upon   conversion   of  any  shares  of  Series  A
                     Preferred Stock outstanding on the date of the commencement of the Settlement

                     Hearing or any issuance of Class A common stock in lieu of dividends on such Series A Preferred Stock. In the event any Plaintiff would be entitled to a
                     fractional   Warrant,   MicroStrategy   shall   be
                     entitled to issue cash in lieu of fractional Warrants with each Warrant valued at $21.0988 for purposes of this calculation, or in lieu thereof,
                     at   MicroStrategy's   option,   to  increase  the
                     principal amount of the Note distributable to the Plaintiff entitled to the Warrants by the same amount.
      4.   Registration  and  Listing  Obligations:  During  the period that any Warrants are outstanding, MicroStrategy agrees that it will, at its sole cost, use its best efforts to keep a registration statement relating to the issuance of the Class A common shares upon exercise of the Warrants effective under the Securities Act; provided, however, that MicroStrategy shall have the right in its sole discretion to delay the effectiveness of any
                     registration   statement  or  suspend  offers  and
                     sales under any effective registration statement, at any time and for any period, if (a) such action is required by applicable law, (b) the effectiveness of a registration statement or the
                     continuation   of  offers   and   sales   under  a
                     registration   would  require   MicroStrategy   to
                     disclose a material financing, acquisition or other corporate development and MicroStrategy's Board of Directors (or where due to the nature of the circumstances, timely consultation with the Board of Directors is not, in the good faith determination of the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer of MicroStrategy, possible, then such person) shall have determined in good faith that such disclosure is not in the best interests of MicroStrategy and its shareholders, or (c) if the Board of Directors shall have determined in good faith that there is a valid business purpose or reason for such delay or suspension. This right to delay the effectiveness of any registration statement or suspend offers and sales under any effective registration statement may only be invoked for ninety (90) trading days out of any three hundred sixty five (365) calendar day period.
                     MicroStrategy will comply with all Blue Sky laws applicable to the Warrants, Notes and Class A common stock. MicroStrategy will use its best efforts to effect the listing of the Notes, Warrants and the underlying shares on the Nasdaq National Market, the American Stock Exchange or
                     the   New  York  Stock  Exchange  (or  other  such
                     principal   market  as approved   by   Plaintiffs'
                     Co-Lead   Counsel) commencing on the date of their
                     issuance and will use its best efforts to maintain such listing during the period that any Notes or Warrants are outstanding. MicroStrategy shall have no obligation to make a market in the Notes or the Warrants.
      5.   Definition of Issuance and Term of Notes and Warrants:
                     Notwithstanding anything in this Exhibit A to the contrary, there shall be a single date on which
                     all  Notes  and  Warrants   issued  as  Settlement
                     Consideration shall mature or expire, as the case may be. That date shall be the date that is five
                     (5) years from the date of  issuance  of the first
                     Note   or    Warrant    issued    as    Settlement
                     Consideration.   In   addition,   there  shall  be
                     common  semi-annual  dates  on which  interest  is
                     payable   on  all  Notes   issued  as   Settlement
                     Consideration. Those semi-annual dates shall be determined on the basis of the date of issuance
                     of  the  first   Note  to  be  issued   hereunder.
                     MicroStrategy shall issue and deliver the Notes and Warrants as instructed by Plaintiffs' Co-Lead Counsel, in whole or in part and from time to
                     time  as   instructed   by   Plaintiffs'   Co-Lead
                     Counsel, at MicroStrategy's sole expense.
      6.   Protection   Against   Contingencies:   The  Stipulation  of
                     Settlement shall contain formulas for the number of shares to be issued pursuant to the settlement and/or exercise of the Warrants consistent, from
                     a   financial   standpoint,   with  the   formulas
                     contained  herein, in the event of any
                     one or more of the following  contingencies:   (a)
                     MicroStrategy ceases to be a public company; (b) MicroStrategy Class A common shares cease to be
                     listed  on  the  Nasdaq   National   Market,   the
                     American  Stock Exchange  or the  New  York  Stock
                     Exchange;  (c)    there    is    a   MicroStrategy
                     recapitalization, corporate  merger,  acquisition,
                     combination  or   other  type  of   reorganization
                     which results in eliminating the Class A common stock; and/or (d) there is a halt in trading of
                     Class  A  common stock   during  all  or  part  of
                     the   valuation period(s).  In  addition,  in  the
                     event of  any merger,  reorganization,   or  other
                     change  in control,  the  contractual  rights  and
                     obligations   created   in   connection  with this
                     Settlement shall not be diminished or impaired in any way and shall be assumed by the acquirer or successor as appropriate.